Portfolio Recovery Associates Reports First Quarter 2005 Results

Net Income Rises 48% to $8.9 Million, or $0.55 Per Share

NORFOLK, VA -- 04/21/2005 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today reported net income of $8.9 million, or $0.55 per diluted share, for the quarter ended March 31, 2005.

The Company's first-quarter 2005 earnings represent growth of 48% from net income of $6.0 million, or $0.38 per diluted share, in the first quarter of 2004.

Total revenue increased 42% to $35.8 million in the first quarter of 2005, compared with $25.3 million a year earlier. Total revenue consists of cash collections, which are reduced by certain amounts applied to the Company's owned debt portfolios, plus commissions from its fee-for-service businesses. During the quarter ended March 31, 2005, the Company applied 32.6% of cash collections to reduce the carrying basis of its owned debt portfolios. This ratio was 32.7% for the quarter ended March 31, 2004.

"Portfolio Recovery Associates reported strong growth once again in the first quarter, driven by a 15% improvement in collector productivity. This performance is a testament to both the quality and drive of our experienced collections and portfolio management staff and our continued investment in state-of-the-art systems. The Company's financial results for the quarter, highlighted by 35% growth in cash collections, came as we made a very solid $17.8 million in portfolio acquisitions. This is up 19% from a year ago and represents a nice start to the year, despite a market that remains quite competitive in terms of pricing," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  Cash collections rose 35% to $47.8 million in the first quarter of
    2005, up from $35.5 million in the year-earlier period.

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, totaled $135.62 for the first quarter of 2005, compared with $117.59 for all of 2004.

--  The Company purchased $659.9 million of face-value debt during the first quarter of 2005 for $17.8 million, representing a blended rate of
    2.69%.  This debt was purchased in 22 pools from 12 different sellers.

--  The Company's fee-for-service businesses together generated revenue of
    $3.5 million, up from $1.4 million in the same period a year ago.

--  The Company's cash and investment balances were $61.1 million as of
    March 31, 2005, up from $48.5 million at the end of 2004.  The Company continues to have no debt outstanding under its $25 million revolving line of credit.
"Portfolio Recovery Associates' first-quarter results were built on a foundation of strong operating competence. This is supported by our collector recruitment and training programs, continued investments in technology and new skills, and the development and refinement of our highly disciplined, quantitative approach to portfolio acquisition and management. Our business model is flexible enough to yield strong results in varied operating environments, as demonstrated by our first-quarter performance. Importantly, we accomplished this while remaining essentially debt free and building the Company's cash and investments balance to $61.1 million, up more than 25% from the end of 2004," said Kevin P. Stevenson, Chief Financial Officer.

Conference Call Information

The Company will hold a conference call with investors today, April 21, 2005, at 5:30 p.m. EDT to discuss its first quarter results. Investors can access the call live by dialing 800-561-2601 for domestic callers or 617-614-3518 for international callers using the pass code 65923548.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers or 617-801-6888 for international callers using the pass code 74814399. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables and provides collateral location services for credit originators. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other providers of goods and services. The defaulted consumer receivables Portfolio Recovery Associates collects are generally either purchased from sellers of defaulted consumer debt or are collected on behalf of debt owners on a commission basis.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to continued improvements in collector productivity, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its Registration Statements on Form S-3 and S-8, its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                  Portfolio Recovery Associates, Inc.
                Unaudited Consolidated Income Statements
                (in thousands, except per share amounts)

                                                 Three Months  Three Months
                                                    Ended         Ended
                                                   March 31,     March 31,
                                                     2005          2004
                                                  ----------    ----------

Revenues:
  Income recognized on finance receivables        $   32,250    $   23,908
  Commissions                                          3,529         1,357
                                                  ----------    ----------

        Total revenue                                 35,779        25,265

Operating expenses:
      Compensation and employee services              10,861         8,537
      Outside legal and other fees and services        7,162         4,241
      Communications                                   1,058         1,008
      Rent and occupancy                                 476           429
      Other operating expenses                           753           691
      Depreciation and amortization                      941           448
                                                  ----------    ----------

      Total operating expenses                        21,251        15,354
                                                  ----------    ----------

        Income from operations                        14,528         9,911

Other income and (expense):
  Interest income                                         96             4
  Interest expense                                       (64)          (69)
                                                  ----------    ----------

        Income before income taxes                    14,560         9,846

        Provision for income taxes                     5,640         3,835
                                                  ----------    ----------

        Net income                                $    8,920    $    6,011
                                                  ==========    ==========

Net income per common share
  Basic                                           $     0.57    $     0.39
  Diluted                                         $     0.55    $     0.38
Weighted average number of shares outstanding
  Basic                                               15,532        15,304
  Diluted                                             16,152        15,774

                  Portfolio Recovery Associates, Inc.
            Unaudited Consolidated Summary Balance Sheets
                  (in thousands, except share amounts)

                                                   March 31,   December 31,
ASSETS                                               2005          2004
                                                  ----------    ----------

Cash and cash equivalents                         $   61,093    $   24,513
Investments                                                -        23,950
Finance receivables, net                             107,344       105,189
Property and equipment, net                            6,057         5,752
Goodwill                                               6,397         6,397
Intangible assets, net                                 5,874         6,319
Other assets                                           2,717         3,056
                                                  ----------    ----------

          Total assets                            $  189,482    $  175,176
                                                  ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued liabilities             9,350         7,635
  Deferred tax liability                              15,676        13,651
  Long-term debt & capital lease obligations           2,323         2,501
                                                  ----------    ----------

        Total liabilities                             27,349        23,787

Stockholders' equity:
  Preferred stock, par value $0.01, authorized
   shares, 2,000,000, issued and outstanding
   shares - 0                                              -             -
  Common stock, par value $0.01, authorized
   shares, 30,000,000, issued and outstanding
   shares - 15,579,610 at March 31, 2005 and
   15,498,210 at December 31, 2004                       156           155
  Additional paid in capital                         102,728       100,905
  Retained earnings                                   59,249        50,329
                                                  ----------    ----------

  Total stockholders' equity                         162,133       151,389
                                                  ----------    ----------

          Total liabilities and stockholders'
           equity                                 $  189,482    $  175,176
                                                  ==========    ==========

Contact:
Michelle Coulborn
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com